43
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934

Filed by the Registrant          X
                               -----
Filed by a Party other than the Registrant
                                             -----

Check the appropriate box:
         Preliminary Proxy Statement
- - -----
  X      Definitive Proxy Statement
- - -----
         Definitive Additional Materials
- - -----
         Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12
- - -----

                            Maxtor Corporation
            --------------------------------------------------
             (Name of Registrant as Specified In Its Charter)


                            Maxtor Corporation
                          211 River Oaks Parkway
                       San Jose, California  95134
              -------------------------------------------
               (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

  X     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
- - -----      14a-6(i)(2).
        $500 per each party to the controversy pursuant to Exchange Act
- - -----      Rule 14a-6(i)(3).
        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
- - -----      and 0-11.

   1)   Title of each class of securities to which transaction applies:
        -----------------------------------------------------------------
   2)   Aggregate number of securities to which transaction applies:
        -----------------------------------------------------------------
   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
        -----------------------------------------------------------------
   4)   Proposed maximum aggregate value of transaction:
        -----------------------------------------------------------------
Set forth the amount on which the filing fee is calculated and state how it was determined.

        Check box if any part of the fee is offset as provided by Exchange
- - -----   Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1)   Amount Previously Paid:
        ------------------------------------------------------------------
   2)   Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------
   3)   Filing Party:
        ------------------------------------------------------------------
   4)   Date Filed:
        ------------------------------------------------------------------



                             MAXTOR CORPORATION

                   Notice of Annual Meeting of Stockholders
                         to be held August 10, 1995



   The Annual Meeting of Stockholders of Maxtor Corporation ("Maxtor" or the "Company") will be held in the San Jose Room of the Renaissance Meeting Center, located at TECHMART, 5201 Great America Parkway, Santa Clara, California 95054, on Thursday, August 10, 1995, at 10:00 a.m., local time, for the following purposes:

   1. To elect two Class II directors to hold office for a three-year term and until their successors have been elected and qualified.

   2. To approve the 1996 Outside Directors Stock Option Plan and reserve of 340,000 shares of the Common Stock of the Company for issuance pursuant to the Directors Plan.

   3. To approve an amendment to the Company's 1992 Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance under the Plan from 2,900,000 to 4,400,000.

   4. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors.

   5. To transact such other business as may properly come before the meeting, or any adjournment thereof.

   Stockholders of record at the close of business on June 23, 1995 shall be entitled to vote at the meeting or any adjournment thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting during ordinary business hours at the Reception Desk at TECHMART, 5201 Great America Parkway, Santa Clara, California 95054.


                           By Order of the Board of Directors

                           /s/ G. H. Stevens
                           -----------------------
                             Glenn H. Stevens
                             Vice President, General Counsel
                             and Secretary




San Jose, California
July 7, 1995



                            MAXTOR CORPORATION
                          211 River Oaks Parkway
                        San Jose, California 95134




                                       July 7, 1995



Dear Stockholder:

   You are cordially invited to attend the 1995 Annual Meeting of Stockholders of Maxtor Corporation ("Maxtor" or the "Company") to be held at 10:00 a.m. on Thursday, August 10, 1995, in the San Jose Room of the Renaissance Meeting Center, located at TECHMART, 5201 Great America Parkway, Santa Clara, California 95054.

   The Annual Meeting will begin with a discussion and voting on the matters set forth in the accompanying Notice of Annual Meeting and Proxy Statement and on other business properly brought before the meeting, followed by a report on the Company's financial and operating performance.

   WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE IN ORDER THAT AS MANY SHARES AS POSSIBLE MAY BE REPRESENTED AT THE MEETING.

   The vote of every stockholder is important and your cooperation in promptly returning your executed Proxy will be appreciated. Each Proxy is revocable and will not affect your right to vote in person in the event that you decide to attend the meeting.

                                    Sincerely,

                                    /s/ Mong Hun Chung
                                    -------------------
                                    Mong Hun Chung
                                    Chairman of the Board

                        PROXY STATEMENT



   The accompanying proxy is solicited by the Board of Directors of Maxtor Corporation, a Delaware corporation ("Maxtor" or the "Company"), for use at the Annual Meeting of Stockholders to be held on Thursday, August 10, 1995, at 10:00 a.m., local time, or at any adjournment thereof. The meeting will be held in the San Jose Room of the Renaissance Meeting Center, located at TECHMART, 5201 Great America Parkway, Santa Clara, California 95054. The Company's principal executive offices are located at 211 River Oaks Parkway, San Jose, California 95134. The Company's telephone number is (408) 432-1700.

   The date of this Proxy Statement is July 7, 1995, the approximate date on which the Proxy Statement and form of proxy were first sent or given to stockholders. The Annual Report to Stockholders for the fiscal year ended March 25, 1995, including financial statements, is included with this Proxy Statement.

              VOTING RIGHTS AND SOLICITATION OF PROXIES

   This solicitation of proxies is made on behalf of the Board of Directors of Maxtor and the cost thereof will be borne by Maxtor. The Board of Directors may use the services of the Company's directors, officers and others to solicit proxies, personally or by telephone and may arrange with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the stock held of record by such persons and Maxtor may reimburse them for the fees and reasonable out-of-pocket expenses incurred in doing so.

   On June 23, 1995, Maxtor had outstanding 33,048,112 shares of Common Stock and 19,480,000 shares of Class A Common Stock, all of which are entitled to vote as a single class with respect to the proposals presented in this Proxy Statement. Each stockholder of record at the close of business on June 23, 1995 is entitled to one vote for each share held. The Company's By-Laws provide that a majority of all shares entitled to vote, whether present in person or by proxy, will constitute a quorum for the transaction of business at the meeting.

   Any person giving a proxy pursuant to this solicitation may revoke it at any time before its use by delivering to Maxtor's Corporate Secretary a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. If an executed proxy is submitted without any instruction for the voting of such proxy, the proxy will be voted in favor of the proposals described.

                       ELECTION OF DIRECTORS

   The Company's Board of Directors is divided into three classes, with one class elected at each Annual Meeting of Stockholders for a three-year term.

   In connection with the purchase by Hyundai Electronics Industries Co., Ltd. and several related members of the Hyundai Business Group ("Hyundai") of 19,480,000 shares of the Company's Class A Common Stock (the "Shares") in February 1994, representing approximately 37% of the outstanding stock of the Company, Hyundai is entitled to nominate the number of directors equal to its proportionate voting interest in the Company. In Baik (I. B.) Jeon, Chong Sup (C. S.) Park and Mong Hun (M. H.) Chung, incumbent directors, were appointed as directors of the Company in accordance with this right. The balance of the nominees for directors are selected by the Board of Directors, provided that the vote in favor of such other nominees must include the vote of at least a majority of the directors not nominated by Hyundai. Hyundai's right to nominate directors is suspended during such times as Hyundai and its affiliates no longer collectively hold of record either (a) at least 80% of the Shares and/or Common Stock issuable upon conversion of the Shares, or (b) at least 20% of the total outstanding voting stock of the Company. In addition, Hyundai is required by the Company's Restated Certificate of Incorporation and the terms of the Stock Purchase Agreement between Hyundai and the Company to vote any stock held by it for the slate of directors nominated as described above. If Hyundai fails to do so, Hyundai's shares will not be entitled to vote for such election without the consent of a majority of directors other than any directors nominated by Hyundai. See "Stock Ownership of Management and Certain Beneficial Owners" and "Certain Relationships and Related Transactions."

   C. S. Park and Ryal R. Poppa, constituting Class II of Maxtor's three classes of directors, have been nominated, in accordance with the provisions described above, to serve a term of three years and until their successors have been elected and qualified. Upon the resignation from the Company's Board of Directors of J. Larry Smart on February 8, 1995, the Board reduced the size of Class I to two directors and has reduced the total number of authorized directors from eight to seven.

   It is intended that the proxies in the form enclosed will be voted, unless otherwise indicated, for the election of the nominees to Class II. If either nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person(s) for the office of director as the Board may recommend in the place of such nominee.

   If a quorum is present and voting, the two nominees for Class II director receiving the highest number of votes will be elected as Class II directors. Abstentions will be counted as present for purposes of determining if a quorum is present.

   Set forth below are the names and ages of the nominees and other directors, the year in which each became a director of the Company, and a brief description of their business experience, including principal occupations during the last five years.


Name                   Positions with   Age    Director Since      Class
                       the Company
- - -------------------    ---------------  ---    ----------------    -----
Gregory M. Gallo       Director         53     December 1987;       I
                                               term ends 1997.

I. B. Jeon             Director         47     February 1994;       I
                                               term ends 1997.

C. S. Park             Director         47     February 1994;       II
                                               term ends 1995.

Ryal R. Poppa          Director         61     October 1994;        II
                                               term ends 1995.

Richard D. Balanson    Director         46     October 1994;        III
                                               term ends 1996.

M. H. Chung            Chairman of      46     February, 1994;      III
                       the Board               term ends 1996.

Charles Hill           Director         59     March 1992;          III
                                               term ends 1996.

   Gregory M. Gallo is an attorney and member of Gray Cary Ware & Freidenrich, a Professional Corporation, a Palo Alto, California law firm, which was the successor by merger in January 1994 to Ware & Freidenrich, and which serves as outside counsel to the Company. Mr. Gallo has been a member of Gray Cary Ware & Freidenrich or its predecessor firm since 1977. He is also currently a director of Network General Corporation, a network diagnostics company, and General Magic, Inc., a software company.

   I. B. Jeon has been President and Chief Executive Officer and a director of Axil Computer, Inc., a workstation computer manufacturer, in Santa Clara, California, since February 1995. Previously, he was Vice President of Strategic Development of Maxtor from February 1994 until February 1995. Prior to 1994, Mr. Jeon held various management positions with Hyundai Business Group companies, including Vice President, Corporate Planning of Hyundai Electronics Industries Co., Ltd., from 1991 to 1994, and Senior Vice President of Hyundai Electronics America from 1988 to 1991.

   C. S. Park was appointed President and Chief Executive Officer of Maxtor in February 1995. From July 1993 to February 1995, Dr. Park was President and Chief Executive Officer of Axil Computer, Inc., a workstation computer manufacturer, in Santa Clara, California. He has been Chairman of Axil Computer since July 1993. Previously, he taught at the graduate schools of business and international studies, Yonsei University, Seoul, Korea, in addition to having undertaken research projects for Ernst & Young Consulting Company, Seoul, from April 1992 through June 1993. Dr. Park also held various management positions with Hyundai Electronics Industries Co., Ltd., including from 1990 to February 1992, Senior Vice President, Semiconductor Sales and Marketing. From 1985 to 1989, Dr. Park was President and Chief Executive Officer of Hyundai Electronics America, Inc., of San Jose, California.

   Ryal R. Poppa was elected a director of Maxtor in October 1994. Since 1985, Mr. Poppa has been Chairman, President and Chief Executive Officer of Storage Technology Corp., an international manufacturer of information storage and retrieval devices for enterprise-wide computer systems and networks, in Louisville, Colorado. Prior to 1985, Mr. Poppa was Chairman and Chief Executive Officer of BMC Corporation, an optical and electronics manufacturer.

   Richard D. Balanson was appointed a director and Executive Vice President and Chief Technical Officer of Maxtor in October 1994. He joined Maxtor in August 1994 as Vice President and Chief Technical Officer. Prior to joining Maxtor, Dr. Balanson was President and Chief Operating Officer of Applied Magnetics Corporation from 1992 to 1994. From 1975 until 1992, he served in several managerial positions with International Business Machines Corporation ("IBM"), where his last position included the management of IBM's mid-range and high-end disk drive development and manufacturing groups.

   M. H. Chung has been Chairman of the Board of Directors of Hyundai Electronics Industries Co., Ltd. in Korea since January 1992. He was President and Representative Director of Hyundai Electronics Industries Co., Ltd. in Korea from February 1984 to December 1991. Currently, Mr. Chung is also Vice Chairman of Hyundai Merchant Marine Co., Ltd. and holds directorship positions on the boards of other Hyundai Business Group companies.

   Charles Hill has been a Senior Research Fellow at the Hoover Institution since 1989. From 1982 to 1989, he served as Chief of Staff of the U.S. State Department and Executive Assistant to former U.S. Secretary of State George
P. Shultz. Mr. Hill at present is Diplomat-in-Residence at Yale University and Special Consultant to the Secretary General of the United Nations.

   The Board of Directors held six meetings in fiscal 1995. Each director attended at least 75% of the meetings held during his tenure in fiscal 1995.

Committees of the Board

   Charles Hill, Gregory M. Gallo and I. B. Jeon served as members of the Compensation Committee during fiscal 1995. C. S. Park also served on the Compensation Committee until his election as President and Chief Executive Officer in February 1995. The Compensation Committee held 15 meetings in fiscal 1995. The Compensation Committee is responsible for determining the compensation of the Company's executive officers.

   Gregory M. Gallo, I. B. Jeon and Ryal R. Poppa served on the Audit Committee during fiscal 1995. Charles Hill also served as a member of the Audit Committee until the appointment of Ryal R. Poppa as his successor on the Committee in December 1995. The Audit Committee held five meetings in fiscal 1995. The responsibilities of the Audit Committee include reviewing the scope of the audit, approving audit fees and reviewing the adequacy and effectiveness of internal accounting and financial controls.

   Gregory M. Gallo, Charles Hill and Ryal R. Poppa served on the Nominating Committee during fiscal 1995. C. S. Park also served on the Nominating Committee until his election as President and Chief Executive Officer in February 1995. The Nominating Committee held seven meetings in fiscal 1995. The principal function of the Nominating Committee is to identify candidates for election to the Board of Directors. The Committee has the primary responsibility for evaluating and for selecting or recommending to the Board candidates for Board membership. Except as otherwise provided in Maxtor's Restated Certificate of Incorporation with respect to the special rights of Hyundai to nominate a certain number of directors as set forth above, the Committee will consider nominees recommended by the stockholders of the Company, provided the notice requirements set forth in the Company's By-Laws have been met.

   Each director attended at least 75% of the Committee meetings for the Committees on which he served during fiscal 1995.

Compensation of Directors

   During fiscal 1995, non-employee members of the Board of Directors of the Company received the following compensation: (i) $18,000 per year; (ii) $1,000 per scheduled or special board meeting or special committee meeting;
(iii) $750 per scheduled committee meeting or telephonic board or committee meeting; and (iv) nonqualified stock options pursuant to the Company's 1986 Outside Directors Stock Option Plan, and in the case of Mr. Poppa, the Company's Individual Stock Option Plan, as described below. In addition, non-employee members of the Board of Directors with no other medical coverage are entitled to participate in a medical insurance plan and a deferred compensation life insurance plan available to all members of the Board of Directors. Effective in fiscal 1996 non-employee members of the Board of Directors will receive the following compensation: (i) $22,000 per year;
(ii) $2000 per year for service as a committee chairperson; (iii) $1500 per board meeting; (iv) $1000 per committee meeting; and (v) nonqualified stock options pursuant to the Company's 1986 Plan, and subject to stockholder approval, the 1996 Outside Directors Stock Option Plan, as described below.

1986 Outside Directors Stock Option Plan

   The Company's 1986 Outside Directors Stock Option Plan (the "1986 Plan"), adopted by the Board of Directors in December 1986 and approved by the stockholders in September 1987, provides for the granting of nonqualified stock options to directors of the Company who are not employees of the Company. The following summary of the 1986 Plan is qualified in its entirety by the specific language of such Plan, a copy of which may be obtained from the Company by any stockholder.

   The 1986 Plan is administered by the Board of Directors or a duly appointed committee of the Board. Only directors of the Company who are not employees of the Company or any present or future parent and/or subsidiary corporations of the Company (the "Outside Directors") are eligible to participate in the 1986 Plan. Upon initial election to the Board of Directors, each new Outside Director is automatically granted an option to purchase 15,000 shares of the Company's Common Stock. An Outside Director is automatically granted an additional option to purchase 5,000 shares on each anniversary of his or her initial election to the Board. Options must have an exercise price equal to the fair market value of the shares of the Common
Stock on the date of grant.   All options must be granted, if at all, not
later than December 30, 1996.

   Options may be exercised by payment of the exercise price in cash, by check, or in cash equivalent. Options are exercisable over four years, with the option exercisable as to 3/48 of the number of shares subject to option after three months service as a director, and as to 1/48 of such shares for each full month of continuous service thereafter, until the option is fully exercisable. Options expire ten years after the date of grant.

   During the lifetime of the optionee, the option may be exercised only by the optionee. An option may not be transferred or assigned, except by will or the laws of descent and distribution. In the event of a transfer of control of the Company, any unexercisable portion of an option shall be immediately exercisable as of a date prior to the transfer of control. The Board may terminate or amend the 1986 Plan at any time, but, without stockholder approval, the Board may not amend the 1986 Plan to increase the number of shares covered by the Plan or to expand the class of persons eligible to receive options under the Plan.

   The Company has reserved 250,000 shares under the 1986 Plan. As of June 2, 1995, five directors were eligible to participate in the 1986 Plan, and options to purchase 155,000 shares were outstanding having a weighted average exercise price of $ $6.34 per share. During fiscal 1995, options to purchase a total of 40,000 shares of the Company's Common Stock were granted. Mr. Poppa received his initial 15,000 shares as a new director and 5,000 shares each were granted to Mr. Chung, Mr. Gallo, Mr. Hill, Mr. Jeon and Dr. Park.

Individual Stock Option Plan

   The Company's Individual Stock Option Plan (the "Individual Plan") was adopted by unanimous written consent of the Board of Directors in October 1994. The Individual Plan provided for a one-time, stand-alone grant to Ryal
R. Poppa upon his election to the Company's Board of Directors. Mr. Poppa was granted an option to purchase 15,000 shares of the Company's Common Stock with an exercise price of $3.375 per share. The Board determined that the grant was in the Company's best interest and an important factor in the Company's ability to attract and retain an Outside Director with background and expertise essential to the success of the Company. The terms of the Individual Plan, a copy of which may be obtained from the Company by any stockholder, are substantially those of the Company's 1986 Plan.


                   STOCK OWNERSHIP OF MANAGEMENT
                   AND CERTAIN BENEFICIAL OWNERS

   The following table sets forth certain information as of June 2, 1995, with respect to the beneficial ownership of Common Stock and Class A Common Stock of Maxtor by (i) all persons known to Maxtor to be the beneficial owners of five percent or more of the outstanding shares of the Common Stock or Class A Common Stock of Maxtor, (ii) each of Maxtor's directors and nominees, (iii) each of the executive officers named in the Summary Compensation Table and (iv) all executive officers and directors of Maxtor as a group.

                           Number of Shares                  Percent of
                          Beneficially Owned                    Stock
                                                             Outstanding
                        --------------------------------  -----------------
Name or Identity of                      Class A          Common   Class A
Beneficial Owner <F1>   Common           Common           <F2>     Common
- - ----------------------  ---------------  ---------------  -------  --------
Hyundai Electronics     19,480,000 <F3>  19,480,000 <F3>   37.3%   100.00%
 Industries Co.,Ltd.
 and several related
 members of the
 Hyundai Business
 Group (Hyundai)
  66, Jeokseon-dong
  Chongro-ku, Seoul,
  Korea

State of Wisconsin       3,050,000                -         5.8%      -
 Investment Board
  P.O. Box 7842
  Madison, Wisconsin
  53707 <F4>

M. H. Chung <F5>             5,832                -          *        -

Gregory M. Gallo <F6>       50,367                -          *        -

Charles Hill <F7>           17,697                -          *        -

I. B. Jeon <F8>              8,332                -          *        -

C. S. Park <F9>            505,832                -          *        -

Ryal R. Poppa <F10>          5,624                -          *        -

Richard D. Balanson
  <F11>                    300,000                -          *        -

Katherine C. Young
  <F12>                    120,000                -          *        -

Walter D. Amaral <F13>           -                -

William M. Hake <F14>      101,540                -          *        -

J. Larry Smart <F15>        32,765                -          *        -

Laurence R. Hootnick
  <F16>                    125,000                -          *        -

All executive officers
  and directors as a
  group (15 persons)
  <F17>                  1,396,111                -         2.7%      -

* Less than one percent (1%)
- - ----------------------------------

<F1>   The persons named in the table have sole voting and investment power with respect to all shares of Common Stock and Class A Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

<F2>   Calculation based on the total number of shares of Common Stock outstanding and Class A Common Stock outstanding which are convertible into shares of Common Stock.

<F3>   Represents 19,480,000 shares of Class A Common Stock convertible into
19,480,000 shares of Common Stock. Hyundai Electronics Industries Co., Ltd. owns 5,844,000 shares of Class A Common Stock, representing 11.2% of the Common Stock; Hyundai Heavy Industries Co., Ltd. owns 4,870,000 shares of Class A Common Stock, representing 9.3% of the Common Stock; Hyundai Corporation owns 4,870,000 shares of Class A Common Stock, representing 9.3% of the Common Stock; and Hyundai Merchant Marine Co., Ltd. owns 3,896,000 shares of Class A Common Stock, representing 7.5% of the Common Stock. See "Certain Relationships and Related Transactions."

<F4>   Based on information contained in Schedule 13-G filed with the
Securities and Exchange Commission on February 13, 1995.

<F5>   Includes 5,832 shares subject to an option granted under the Company's
1986 Plan (as defined below) which is exercisable within 60 days of June 2, 1995.

<F6>   Includes 40,413 shares subject to options granted under the Company's
1986 Plan which are exercisable within 60 days of June 2, 1995.

<F7>   Includes 17,497 shares subject to options granted under the Company's
1986 Plan which are exercisable within 60 days of June 2, 1995.

<F8>   Includes 5,832 shares subject to options granted under the Company's
1986 Plan which are exercisable within 60 days of June 2, 1995.

<F9>   Includes 5,832 shares subject to options granted under the Company's
1986 Plan which are exercisable within 60 days of June 2, 1995 (these options were granted prior to Dr. Park's becoming Chief Executive Officer and
President of the Company).   Also includes 500,000 shares subject to options
granted under the Company's 1995 Stock Option Plan which are exercisable within 60 days of June 2, 1995; as of June 2, 1995, 483,751 of those shares are unvested and are subject to a right of repurchase in favor of the Company.

<F10>  Includes 2,812 shares subject to options granted under the Company's
1986 Plan which are exercisable within 60 days of June 2, 1995; also includes 2,812 shares subject to options granted under the Individual Plan which are exercisable within 60 days of June 2, 1995.

<F11>  Includes 300,000 shares subject to options which are exercisable within 60 days of June 2, 1995; 243,752 of those shares are unvested and are subject to right of repurchase in favor of the Company.

<F12>  Includes 120,000 shares subject to options which are exercisable within 60 days of June 2, 1995; 95,834 of those shares are unvested and are subject to right of repurchase in favor of the Company.

<F13>  Mr. Amaral's employment with the Company terminated on April 28, 1995;
his options expired on May 29, 1995.

<F14>  Includes 101,540 shares subject to options which are exercisable within 60 days of June 2, 1995; 50,149 of those shares are unvested and are subject to a right of repurchase in favor of the Company.

<F15>  Mr. Smart's employment with the Company terminated on February 16,
1995; his options expired unexercised on May 17, 1995. See "Severance and Change of Control Arrangements."

<F16>  Includes 125,000 shares subject to options which are exercisable within 60 days of June 2, 1995. In connection with the termination of Mr. Hootnick's position as an executive officer of the Company effective August 18, 1994 and termination of his employment with the Company effective September 30, 1995, all options granted to Mr. Hootnick will continue to be governed by the terms and conditions of the applicable Maxtor stock option plans and stock options agreements between Maxtor and Mr. Hootnick until September 30, 1995. See "Severance and Change of Control Arrangements."

<F17>  1,396,111 shares are subject to options which are exercisable within
60 days of June 2, 1995; 1,048,564 of those shares are unvested and are subject to a right of repurchase in favor of the Company. Includes shares subject to options described in footnotes 5, 6, 7, 8, 9, 10, 11, 12 and 14.



   In February 1994, Hyundai Electronics Industries Co., Ltd. ("HEI"), Hyundai Heavy Industries Co., Ltd. ("HHI"), Hyundai Corporation ("HC") and Hyundai Merchant Marine Co., Ltd. ("HMM") (collectively, "Hyundai") invested $149,996,000 in the Company in return for 19,480,000 shares of Class A Common Stock at a per share price of $7.70. Such shares represented approximately 40% of the then outstanding stock of the Company. See "Election of Directors" and "Certain Relationships and Related Transactions."

   Based on information provided in a statement filed on Schedule 13D under the Securities Exchange Act of 1934, as amended, HEI, HHI, HC and HMM have informally agreed among themselves to act together with respect to the acquisition, holding, voting and disposing of equity securities of the Company. Such agreement has not been reduced to written form, and is terminable as to any party at any time at the election of such party. Pursuant to such informal agreement, HHI, HC and HMM have each granted a revocable power of attorney with respect to the voting of shares of Class A Common Stock held by it to Joo Yong Kim, the President and a Representative Director of HEI.


                 EXECUTIVE COMPENSATION AND OTHER MATTERS

   The following table sets forth compensation paid to the three persons who served as the Company's Chief Executive Officer during fiscal 1995, and the four other most highly compensated executive officers of Maxtor as of March 25, 1995 whose total salary and bonus exceeded $100,000 for the fiscal year ending March 25, 1995.


                          SUMMARY COMPENSATION TABLE

                                                     Long-Term
                                                     Compensation
                          Annual Compensation        Awards
           ----------------------------------------- -------------
Name and   Fis-                          Other                     All Other
Principal  cal  Salary      Bonus        Annual      Options       Compensation
Position   Year   $            $         Compensa-   (Shares #)    ($) <F20>
                                         tion ($)
- - ---------- ---- ----------- ------------ ----------- ------------- -------------
C. S. Park 1995  73,289<F7>       -           -      505,000 <F15>       -
 <F1>      1994       -           -           -            -             -
 President 1993       -           -           -            -             -
 and Chief
 Executive
 Officer

J. Larry
 Smart <F2>1995 313,269     143,750 <F8> 51,827<F14> 200,000 <F16> 358,168 <F21>
 President 1994       -           -           -      300,000 <F17>       -
 and Chief 1993       -           -           -            -             -
 Executive
 Officer

Laurence R.
 Hootnick  1995 448,888           -           -            -         1,949 <F22>
 <F3>      1994 520,000           -           -       35,000             -
 President 1993 520,000     227,573 <F9>      -            -             -
 and Chief
 Executive
 Officer

Richard D.
 Balanson  1995 202,795     176,292 <F10>     -      300,000            50
 <F4>      1994       -           -           -            -             -
 Executive 1993       -           -           -            -             -
 Vice
 President
 and Chief
 Technical
 Officer

Katherine
 C. Young  1995 147,830     205,566 <F11>     -      120,000            65
 <F5>      1994       -           -           -            -             -
 Sr. Vice  1993       -           -           -            -             -
 President,
 Worldwide
 Operations

Walter D.
 Amaral    1995 240,380           -           -            -         3,447 <F23>
 <F6>      1994 192,300           -           -      110,000 <F18>     260
 Vice Pre- 1993 146,352      74,837 <F12>     -       87,500 <F19>     195
 sident,
 Finance
 and Chief
 Financial
 Officer

William M.
 Hake      1995 210,674           -           -            -           260
 Vice Pre- 1994 192,500           -           -       36,883         7,952 <F24>
 sident,   1993 158,827      68,927 <F13>     -       30,617           260
 Worldwide
 Sales and
 Product
 Management


<F1>   Dr. Park was appointed President and Chief Executive Officer in February
1995; previously, Dr. Park was a director, elected to the Company's Board of Directors in February 1994.

<F2>   Mr. Smart joined the Company in March 1994 and became Chief Executive
Officer and President on August 1994. He resigned from his positions as President and Chief Executive Officer of the Company in February 1995. See "Severance and Change of Control Arrangements."

<F3>   Mr. Hootnick resigned from his positions as President and Chief Executive
Officer of the Company in August 1994. See "Severance and Change of Control Arrangements."

<F4>   Dr. Balanson joined the Company in August 1994.

<F5>   Ms. Young joined the Company in July 1994.

<F6>   Mr. Amaral's employment with the Company terminated in April 1995.

<F7>   Includes $31,750 which represents payment for director fees for Dr.
Park's service as an outside director prior to his election as President and Chief Executive Officer in February 1995.

<F8>   Represents bonus in the amount of $143,750 paid in accordance with the
Company's offer letter to Mr. Smart.

<F9>   Includes bonus in the amount of $187,914 and cash profit sharing in the amount of $39,659.

<F10>  Represents bonus in the amount of $176,292 paid in accordance with the
Company's offer letter to Dr. Balanson.

<F11>  Represents bonus in the amount of $205,566 paid in accordance with the
Company's offer letter to Ms. Young.

<F12>  Includes bonus in the amount of $65,012 and cash profit sharing in the amount of $9,825.

<F13>  Includes bonus in the amount of $60,804 and cash profit sharing in the amount of $8,123.

<F14>  Represents reimbursement for relocation expenses incurred by Mr. Smart in the amount of $51,827.

<F15>  Includes option for 5,000 shares granted under the 1986 Plan and option for 500,000 shares granted upon Dr. Park's appointment as Chief Executive Officer in fiscal 1995.

<F16>  These options expired May 17, 1995.

<F17>  These options expired May 17, 1995.

<F18>  Includes options for 87,500 shares which were repriced on May 10, 1993, replacing options granted in fiscal 1994.

<F19>  Represents options for 87,500 shares which were repriced on May 10, 1993.
See footnote (18) above.

<F20>  The amounts shown in this column, unless otherwise indicated, represent the Company's annual contributions to the Maxtor Savings Retirement Plan, a 401(k) plan. All U.S. employees are eligible to participate in this Plan.

<F21>  Includes payment for accumulated unused vacation and sick leave under the
Company's paid time-off program in the amount of $24,615, and severance pay in the amount of $333,333. See "Severance and Change of Control Arrangements."

<F22>  Includes payment for accumulated unused vacation and sick leave under the
Company's paid time-off program in the amount of $1,949.

<F23>  Includes payment for accumulated unused vacation and sick leave under the
Company's paid time-off program in the amount of $3,187.

<F24>  Includes payment for accumulated unused vacation and sick leave under the
Company's paid time-off program in the amount of $7,692.




                      STOCK OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information with respect to stock options granted in fiscal 1995 to each of the executive officers named in the Summary Compensation Table:

                          Individual Grants            Potential Realizable
            ------------------------------------------ Value at Assumed
                         % of                          Annual Rates of
                         Total                         Stock Price
                         Options                       Appreciation for
                         Granted                       Option Term
            Number of    to Em-                          <F2>
            Options      ployees Exercise Expiration   -----------------------
Name        Granted      in      Price    Date               5%         10%
              <F1>       Fiscal  Per
                         Year    Share
- - ----------- ------------ ------- -------- ------------ ----------- -----------
C. S. Park    5,000 <F3>   .20%  $5.0625  02/07/05      $   15,919  $   40,342
            500,000      19.50%  $4.6875  02/16/05      $1,473,972  $3,735,334

J. Larry
  Smart     200,000       7.80%  $5.1250  05/17/95 <F4> $   38,238  $   76,024

Laurence R.
  Hootnick        -        -           -      -                  -           -

Richard D.
  Balanson  300,000      11.70%  $4.8750  08/25/04      $  919,758  $2,330,848

Katherine C.
  Young     100,000       3.90%  $4.8125  07/22/04      $  302,656  $  766,989
             20,000        .78%  $5.3750  01/30/05      $   67,606  $  171,327

Walter D.
  Amaral          -        -           -      -                  -           -
William M.

  Hake            -        -           -      -                  -           -


- - ---------------------------

<F1>   Unless otherwise indicated, all options were granted under the
Company's Fiscal 1988 and 1995 Stock Option Plans ("Stock Option Plans"). Options are immediately exercisable and vest monthly over a four-year period as determined by the Board of Directors in its sole discretion. Unvested options are subject to repurchase by the Company. The Board retains discretion to modify the terms, including the price of outstanding options. See also "Severance and Change of Control Arrangements."

<F2>   Potential realizable value is based on an assumption that the market price of the stock appreciates at the stated rate, compounded annually, from the date of grant to the expiration date. These values are calculated on requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price appreciation. Actual gains, if any, are dependent on the future market price of the Company's Common Stock.

<F3>   Option was granted under the Company's 1986 Plan to Dr. Park as an outside director of the Company prior to his appointment as President and Chief Executive Officer in February 1995. The option vests monthly over a four-year period and is exercisable only with respect to vested shares. The Board retains discretion to modify the terms, including the price of the outstanding option. Dr. Park is not eligible to receive additional grants under the 1986 Plan while he serves as an officer or employee of the Company.

<F4>   In connection with the termination of Mr. Smart's position as an executive officer of the Company effective February 16, 1995, Mr. Smart was provided an extension of the period within which he would be entitled to exercise shares vested as of his termination date; such period was extended until May 17, 1995. See "Severance and Change of Control Arrangements."



               AGGREGATED FISCAL YEAR-END OPTION/SAR VALUES <F1>

   The following table sets forth information regarding year-end stock option values for each of the executive officers named in the Summary Compensation Table for fiscal 1995:

                                                    Value of Unexercised
                       Number of Unexercised         In-the-Money Options
                     Options at Fiscal Year End      at Fiscal Year End
                              <F2>                        <F3>
                     ---------------------------   --------------------------
Name                 Exercisable   Unexercisable   Exercisable  Unexercisable
- - -------------------- ------------  -------------   -----------  -------------
C. S. Park           504,062 <F4>  15,938 <F5>             0           -

J. Larry Smart        87,498 <F6>       -                  0           -

Laurence R. Hootnick 735,000 <F7>       -          $ 228,125           -

Richard D. Balanson  300,000 <F8>       -                  0           -

Katherine C. Young   120,000 <F9>       -                  0           -

Walter D. Amaral     110,000 <F10>      -                  0           -

William M. Hake      101,540 <F11>      -          $   8,900           -

- - ----------------------------

<F1>   There were no options exercised during the fiscal year ended March 25,
1995 by executive officers named in the Summary Compensation Table.

<F2>   Options granted to executive officers under the Company's stock option plans are generally immediately exercisable. Shares purchased on exercise of initial grants are subject to vesting over a four-year period. Shares purchased on exercise of evergreen grants are subject to monthly vesting over twelve months commencing three or four years from the date of grant.

<F3>   These amounts represent the difference between the exercise price of the stock options and the average of the high and low market price of the Company's Common Stock on March 24, 1995 (the last day of trading for the fiscal year ended March 25, 1995) for all options exercisable by each named executive officer whether vested or unvested. The average of the high and low market price as of March 24, 1995 was $4.3125.

<F4>   As of March 25, 1995, 500,000 of those shares were unvested and subject to a right of repurchase in favor of the Company; 500,000 of those shares have an exercise price of $4.6875, and 4,062 of those shares have an exercise price of $6.0625, both of which are higher than the average of the high and low market price of the Company's Common Stock as of March 24, 1995.

<F5>   This amount represents shares granted to Dr. Park under the Company's
1986 Plan; shares granted thereunder are exercisable with respect to vested shares only.

<F6>   Mr. Smart's employment with the Company terminated on February 16,
1995, and 412,502 unvested stock option shares were canceled as of that date. His vested stock options expired unexercised on May 17, 1995. 62,498 of those shares had an exercise price of $7.5625 and 25,000 of those shares had an exercise price of $5.125, both of which were higher than the average of the high and low market price of the Company's Common Stock as of March 24, 1995.

<F7>   As of March 25, 1995, 5,834 of those shares were unvested and subject to a right of repurchase in favor of the Company; 35,000 of those shares have an exercise price of $6.6250 which is higher than the average of the high and low market price of the Company's Common Stock as of March 24, 1995. In connection with the termination of Mr. Hootnick's position as an executive officer of the Company effective August 18, 1994, and termination of employment with the Company effective September 30, 1995, all options granted to Mr. Hootnick will continue to be governed by the terms and conditions of the applicable Maxtor stock option plans and stock option agreements between Maxtor and Mr. Hootnick until September 30, 1995. See "Severance and Change of Control Arrangements."

<F8>   As of March 25, 1995, 256,252 of those shares were unvested and subject to a right of repurchase in favor of the Company; 300,000 of those shares have an exercise price of $4.875, which is higher than the average of the high and low market price of the Company's Common Stock as of March 24, 1995.

<F9>   As of March 25, 1995, 104,584 of those shares were unvested and subject to a right of repurchase in favor of the Company; 100,000 of those shares have an exercise price of $4.8125, and 20,000 of those shares have an exercise price of $5.3750, both of which are higher than the average of the high and low market price of the Company's Common Stock as of March 24, 1995.

<F10>  As of March 25, 1995, 51,667 of those shares were unvested and subject to a right of repurchase in favor of the Company; 110,000 of those shares had an exercise price of $6.625, which was higher than the average of the high and low market price of the Company's Common Stock as of March 24, 1995. Mr. Amaral's employment with the Company terminated in April 1995 and the stock options have expired unexercised.

<F11>  As of March 25, 1995, 55,539 of those shares were unvested and subject to a right of repurchase in favor of the Company; 12,500 of those shares have an exercise price of $14.625, 18,117 of those shares have an exercise price of $9.25, 36,883 of those shares have an exercise price of $6.625, 3,667 of those shares have an exercise price of $5.75, and 3,501 of those shares have an exercise price of $4.875, all of which are higher than the average of the high and low market price of the Company's Common Stock as of March 24, 1995.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Hyundai Transactions

   On February 3, 1994, Hyundai Electronics Industries Co., Ltd. ("HEI"), Hyundai Heavy Industries Co., Ltd. ("HHI"), Hyundai Corporation ("HC") and Hyundai Merchant Marine Co., Ltd. ("HMM") (collectively, "Hyundai") invested $149,996,000 in the Company in return for 19,480,000 shares of Class A Common Stock (the "Shares") at a per share price of $7.70. Such shares represented approximately 40% of the then outstanding stock of the Company. The source and amount of funds used to pay for the Shares were as follows: HEI and HMM borrowed $44,998,800 and $29,999,200, respectively, under a term loan facility with The Nippon Credit Bank Limited, Los Angeles Agency ("Nippon"), and HHI and HC each borrowed $37,499,000 under separate loan agreements with American Express Bank Ltd. ("American Express"). The Nippon term loan facility bears interest, payable semi-annually, at an annual rate equal to the sum of 0.95% and either the rate quoted on the Telerate Page 3750 or, if no rate appears on such page, a rate per annum based on the LIBOR rate for the applicable interest period as more particularly set forth in the loan documents. Funds borrowed under the Nippon term loan facility are due three years from the date advanced, which date may be extended for two one-year periods at the option of HEI and HMM, and thereafter upon 90 days' prior notice under certain conditions. The American Express loan agreements bear interest, payable every three or six months at the option of HHI or HC, as applicable, at a rate equal to the sum of 0.8% and the LIBOR rate for the applicable interest period as more particularly set forth in the loan documents. Funds borrowed under the American Express loan agreements are payable on January 28, 1999. In order to effect the investment, the Company entered into a Stock Purchase Agreement with Hyundai and amended its Certificate of Incorporation to create the Class A Common Stock and establish special voting rights associated with such stock. The investment was approved by the stockholders of the Company on December 20, 1993. Under the Company's Restated Certificate of Incorporation, Hyundai has a right to approve certain transactions or make certain decisions with respect to a core line of products, capital expenditures, new high-volume manufacturing facilities, joint ventures, material exclusive licenses, changes in senior management compensation arrangements, stock ranking senior to the common stock or issuances of securities constituting 20% or more of the Company's stock. Pursuant to the Stock Purchase Agreement, such approval shall not be unreasonably withheld by Hyundai. In addition, Hyundai has such approval right over any sale of substantially all of the assets, merger or acquisition of the Company for a period of five years, and thereafter, a right of approval if any corporate sale is not offered first to Hyundai under a right of first refusal. These rights remain in effect as long as Hyundai and its subsidiaries retain either substantially all the Shares (so long as the Shares constitute at least 20% of the total outstanding voting stock of the Company) or at least 30% of the total outstanding voting stock of the Company. Hyundai is also entitled to nominate the number of directors equal to its proportionate voting interest in the Company. See "Election of Directors." In addition, the Board of Directors of the Company must elect as the Chairman of the Board the director designated by Hyundai, as long as Hyundai maintains certain levels of stockholdings in the Company. M. H. Chung was elected Chairman of the Board of the Company in connection with this provision. Each share of Class A Common Stock is convertible, at the option of the holder, into one share of Common Stock. Shares transferred to any person other than an entity controlled by Hyundai convert automatically into shares of Common Stock. The Stock Purchase Agreement imposes certain restrictions on Hyundai's right to acquire additional voting securities without Board approval for a period of seven years. However, Hyundai may acquire additional shares until its total holdings equal 45% of the total outstanding stock of the Company without Board approval. Hyundai may also make a tender or exchange offer for all of the outstanding stock of the Company provided that the purchase price has been approved by a majority of the disinterested members of the Company's Board of Directors following good faith negotiations with disinterested members of the Company's Board of Directors. Such tender must be for cash or U. S. traded securities. In addition, Hyundai may make unlimited open market purchases if a third party acquires more than 20% or makes a tender or exchange offer for more than 40% of the Company's total outstanding stock and the Board of Directors waives the application of the Company's Rights Plan to such third party or if the Board of Directors fails to renew the Rights Plan upon its expiration. For a period of seven years, or if earlier, the date Hyundai acquires 51% or more of the Company, Hyundai will not engage in any proxy solicitation. Hyundai has the right to maintain its proportionate ownership of the Company under certain circumstances by purchasing shares of the Company's capital stock or Stock Rights (as defined in the Stock Purchase Agreement). The foregoing description is only a summary of the terms of the Stock Purchase Agreement and the Company's Restated Certificate of Incorporation, copies of which may be obtained from the Company upon request.

   In February 1995, the Board of Directors established the Special Committee for Maxtor/Hyundai Transactions ("Special Committee"). The Special Committee, comprised of independent outside directors of the Company who are not otherwise affiliated with either the Company or Hyundai, is responsible for the review and approval of all significant proposed transactions between the Company and any Hyundai company or affiliate thereof.

   In May 1995, the Company entered into a manufacturing and purchase agreement with HEI which was reviewed and approved by the Special Committee. Under the terms of the agreement, HEI will manufacture Maxtor-designed hard disk drives for the Company. The two companies plan to begin volume production at a Korean manufacturing site during summer 1995. The additional manufacturing capacity provided by HEI is intended to supplement current production capacity at the Company's manufacturing plant in Singapore without any capital expenditure on Maxtor's part. The two companies intend to participate in an ongoing exchange of technology to enable HEI to assume a leadership role in disk drive manufacturing and to enable Maxtor to obtain high-quality, low-cost manufacturing capacity. As of June 2, 1995, HEI had received no compensation under the terms of the Agreement.

Other Relationships and Related Transactions

   On September 4, 1992, Mr. James M. McCoy, former Chairman of the Board, delivered to the Company a promissory note in the principal amount of $166,272.75 in connection with the exercise of a stock option granted in 1985 under the Company's 1985 Stock Option Plan. According to its terms, the note provided for the forgiveness of the outstanding principal balance plus accrued interest at the rate of 25% per year on the anniversary date of the note, provided that Mr. McCoy was an employee of Maxtor on that date. In addition, the promissory note would be forgiven in full upon termination of Mr. McCoy's employment following a transfer of control of the Company if either (i) Mr. McCoy was terminated by Maxtor without cause, or (ii) Mr. McCoy left the Company for "good cause" as defined in the note. The note was secured by a pledge of shares of the Company's Common Stock owned by Mr. McCoy. The interest rate on the note was 5.98% per annum and the maximum aggregate amount of principal owed by Mr. McCoy under the note during the year ended March 25, 1995 was $83,136.37. The note was paid in full in the amount of $83,749.30 (including accrued interest in the amount of $612.93) upon Mr. McCoy's resignation from the Board and termination of employment with the Company on October 31, 1994.

   In December 1993, the Company entered into termination agreements with all of its executive officers, except Mr. Hootnick, and certain key non-executive officers. In addition, the Company entered into individual resignation agreements with certain executive officers in connection with the termination of their employment with the Company since the beginning of fiscal 1994. See "Severance and Change of Control Arrangements" and "Report of the Board of Directors on Termination Agreements."

   Gregory M. Gallo, a director of the Company, is a member of Gray Cary Ware & Freidenrich, a Professional Corporation, of Palo Alto, California, which serves as primary outside counsel to the Company.

   Since December 1986, Maxtor has entered into indemnification agreements with its officers and directors, the form of which was approved by the stockholders in October of 1986 (the "Agreements"). It is the Company's policy to enter into such Agreements with all officers and directors. Pursuant to the Agreements, Maxtor has agreed to indemnify its officers and directors to the maximum extent permitted under Delaware law. For directors and certain officers, the Agreements, as amended, also provide that the Company must procure a letter of credit in an amount not less than $300,000 for each director and in an amount not less than $175,000 for each officer and keep such letters of credit in effect during the term of the Agreements. Such letters of credit have been obtained by Maxtor. On June 7, 1994, the Board authorized the discontinuance of the Company's obligation to provide letters of credit to future directors and officers and authorized the Company to request all present holders of letters of credit to return them to the Company for cancellation. The Company does not maintain letters of credit for any current officers or directors.

                    SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

   In the event of a "Transfer of Control" (as defined in the Company's Fiscal 1988 and 1995 Stock Option Plans, under which options to executive officers are granted), the successor corporation shall assume all outstanding options or substitute new options therefor, unless the Board of Directors determines in its discretion to accelerate the vesting of such options.

   On February 7, 1995, Maxtor entered into a Confidential Resignation Agreement General Release of Claims with J. Larry Smart (the "Smart Agreement"). Pursuant to the Smart Agreement, Mr. Smart resigned from his positions as President and Chief Executive Officer, and as a director, of Maxtor and as an officer of any of its subsidiaries effective February 8, 1995, and from his employment with Maxtor effective February 16, 1995. In exchange for his release of all claims against Maxtor, Maxtor agreed to provide Mr. Smart with the following benefits: (i) payment of $333,333.00;
(ii) reimbursement of health insurance premiums for a ten-month period after February 16, 1995 if Mr. Smart elects to continue to use Maxtor's health insurance programs; (iii) extension until May 17, 1995 of the period within which Mr. Smart would be entitled to exercise shares vested pursuant to outstanding options granted to Mr. Smart during his employment with Maxtor; and (iv) payout of amounts accrued under the Company's 401(k) Plan, the MaxPurchase 423 Plan and vacation allowance (less applicable withholding).

   On September 7, 1994, Maxtor entered into a Resignation Agreement and General Release of Claims with Skip Kilsdonk (the "Kilsdonk Agreement"). Pursuant to the Kilsdonk Agreement, Mr. Kilsdonk resigned from his employment with Maxtor effective August 26, 1994, and in exchange for his release of all claims against Maxtor, Maxtor agreed to provide Mr. Kilsdonk with the following benefits: (i) a payment of $100,000, less applicable withholding, for loss of wages, and $35,000 for alleged pain, suffering, anxiety, emotional and personal injury allegedly suffered and incurred; (ii) reimbursement of health insurance premiums for a nine-month period after August 26, 1994 if Mr. Kilsdonk elects to continue to use Maxtor's health insurance program; (iii) immediate vesting of all of his outstanding stock options exercisable for a period of six months after August 26, 1994; and
(iv) payout of amounts accrued under the Company's 401(k) Plan, the MaxPurchase 423 Plan and vacation allowance (less applicable withholding). The above benefits are in lieu of all payments due and payable under the Termination Agreement.

   On June 28, 1994, Maxtor entered into a Confidential Resignation Agreement and General Release of Claims with Mark Chandler (the "Chandler Agreement"). Pursuant to the Chandler Agreement, Mr. Chandler resigned from his position as General Counsel, Secretary and Vice President, Corporate Development of Maxtor and as an officer of any of its subsidiaries effective June 28, 1994, and from his employment with Maxtor effective July 20, 1994. In exchange for his release of all claims against Maxtor, Maxtor agreed to provide Mr. Chandler with the following benefits: (i) a payment of $8,587.68, less applicable withholding, constituting the difference between nine months' pay ($112,500) and the balance outstanding ($103,912.32, including $100,000 principal and $3,912.32 accrued interest), under the Chandler Note; (ii) reimbursement of health insurance premiums for a nine-month period after July 20, 1994 if Mr. Chandler elects to continue to use Maxtor's health insurance program; (iii) immediate vesting of all of his outstanding stock options exercisable for a period of six months after July 20, 1994; and (iv) payout of amounts accrued under the Company's 401(k) Plan, the MaxPurchase 423 Plan and vacation allowance (less applicable withholding). The above benefits are in lieu of all payments due and payable under the Termination Agreement.

   On June 14, 1994, Maxtor entered into a Confidential Resignation Agreement and General Release of Claims with Laurence R. Hootnick (the "Hootnick Agreement"). Pursuant to the Hootnick Agreement, Mr. Hootnick resigns from his positions as President and Chief Executive Officer and a director of the Company, and as an officer and director of any subsidiary of the Company, effective as of the conclusion of the Company's Annual Meeting of Stockholders on August 18, 1994. Under the terms of the Hootnick Agreement, Mr. Hootnick will continue to be employed by Maxtor until September 30, 1995 (the "Employment Period"). Mr. Hootnick will perform special projects or work in connection with the transition of his positions at the request of the Company up to a maximum of 20 hours per month after August 18, 1994 until September 30, 1995. In exchange for Mr. Hootnick's continued service as described above and his release of any claims against Maxtor, Maxtor agreed to provide Mr. Hootnick with the following benefits: (i) salary payments at his current salary rate ($43,333.33 per month), less applicable withholdings, through December 31, 1994; (ii) from January 1, 1995 through September 30, 1995, salary payments equal to 4/9ths of his current salary rate ($19,259.26 per month), less applicable withholdings; (iii) during the Employment Period, the Company will continue to provide Mr. Hootnick with the same standard employee benefits that he has been receiving (except he will not accrue any vacation); and (iv) payout of any accrued vacation, less applicable withholdings, prior to the Employment Period upon expiration of the Employment Period. In addition, all options granted to Mr. Hootnick will continue to be governed by the terms and conditions of the applicable Maxtor stock option plans and stock option agreements between Maxtor and Mr. Hootnick. Under the terms of the Hootnick Agreement, Mr. Hootnick agrees that during the Employment Period he will not engage in, or plans to become engaged in, any activity which is competitive with any of the Company's activities or planned activities that are specific to the disk drive industry (excluding ownership by Mr. Hootnick of one percent or less of the stock of any publicly traded corporation). If Mr. Hootnick breaches the obligation described in the immediately preceding sentence, the Company shall have no further obligation or liability to Mr. Hootnick under the Hootnick Agreement.


                   REPORT OF THE COMPENSATION COMMITTEE
                        ON EXECUTIVE COMPENSATION

   The Compensation Committee consists entirely of independent, outside directors and is responsible for formulating and administering corporate policy with respect to executive compensation. The goals of the Committee are to align executive compensation with business objectives and performance, and to enable the Company to attract, retain, and reward executive officers who contribute to the long-term success of the Company. To achieve these goals, the Committee believes that a substantial portion of the annual compensation of each executive officer should be contingent upon the performance of the Company, as well as the individual performance of each executive officer.

   The Company's executive compensation consists of four components: salary, contingent bonus, profit sharing and stock options.

Base Salary

   The salaries for executive officers generally are based on a review of salaries for comparable positions among comparable companies, and are generally adjusted annually to take into account cost of living increases, individual performance and long-term contributions to the Company, and adjustments deemed necessary to continue to attract and retain highly qualified executive officers.

Contingent Bonus

   The Company's Fiscal 1995 Management Incentive Plan ("MIP") is the variable portion of management's and key employees' total compensation package. The MIP is designed so that participants share in the successes of the Company. The MIP rewards participants when the Company's strategic and financial objectives are attained. If, however, Company business targets are not met, the portion of the bonus associated with such goals or targets is not paid. The MIP is the key element for tying compensation of the Company's management and key employees to not only individual performance but also to the Company's financial and strategic performance.

   Under the MIP, annual bonus compensation at targeted levels of performance represents approximately 50% of the base salary of executive officers. Bonuses are determined quarterly according to a split basis of assessment by the Committee in which 30% of annual target incentive is tied to the accomplishment of Corporate, profit-before-tax objectives. The other 70% of annual target incentive is tied to objectives which are specific to the accomplishment of Corporate or functional objectives, and in support of other functional area objectives; however, this 70% was not paid in fiscal 1995 because the Company was not profitable. These objectives are predetermined and vary depending on the responsibility of each of the Company's four functional groups: Corporate (including the Chief Executive Officer, Legal Department, Quality, Finance, Human Resources and Information Services), Marketing and Product Management, Operations, and Engineering. The major overall objectives for fiscal 1995 included the following: (1) increasing corporate revenue and profitability, (2) introducing new products to the market on schedule, (3) launching the Company's VIP Program to establish direct contact with resellers of the Company's products, (4) improving manufacturing ramps and productivity, (5) enhancing the Company's Total Customer Satisfaction Program, and (6) refining strategic planning processes. No bonuses were paid in fiscal 1995 under the MIP.

   During fiscal 1995, the Compensation Committee approved bonus payments to certain executive officers hired during the year. The bonus payments were guaranteed in order to enable the Company to attract and retain such executive officers.

   The Compensation Committee has reviewed the requirements for qualifying compensation for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended. That section generally limits to $1 million the non-exempt annual compensation that may be deducted by the Company for any of its five highest-paid executive officers. It is not anticipated that non-exempt compensation to any such individual will exceed $1 million in fiscal 1996. Accordingly, the Compensation Committee has determined that none of the Company's compensation programs need to be revised to comply with Section 162(m) at this time.

Profit Sharing Plan

   The Company has a quarterly profit sharing plan under which seven percent of its quarterly operating profits before taxes is distributed to all employees (who meet certain employment criteria) and one percent is allocated to all employees' (including executive officers) 401(k) accounts on a prorata basis, whether or not the employee is participating in the Company 401(k) plan. The profit sharing plan formula is reviewed annually by the Board of Directors. The Company believes that all employees share the responsibility of achieving profits. Profits are awarded to employees in proportion to their base salary. In fiscal 1995, there were no distributions under the plan because the Company was not profitable.

Stock Option Program

   The Committee believes that employee equity ownership is highly motivating, provides a major incentive to employees to build stockholder value, and serves to align the interests of employees with stockholders. Options are based upon the relative position and responsibilities of each executive officer, historical and expected contributions of each officer to the Company, and previous option grants to such executive officers. Options are recommended with a goal to provide competitive equity compensation for executive officers compared to executive officers of similar rank in companies of the Company's industry, geographic location and size. Generally, option grants vest over three or four years (one year for evergreen options) as determined by the Board of Directors in its sole discretion, and although the options are immediately exercisable, shares are subject to repurchase by the Company until vesting restrictions have lapsed. All options are granted at the current market price on the date of grant. Option grants for fiscal 1995 are set forth in the table entitled "Option Grants in Last Fiscal Year" in the section entitled "EXECUTIVE COMPENSATION AND OTHER MATTERS."

Other

   In addition to the compensation paid to executive officers as described above, executive officers and all other employees of the Company receive matching contributions by the Company under the Company's pre-tax savings plan (a 401(k) plan), up to $260 annually. Executive officers and all other employees are eligible to participate in the Company's 1992 Employee Stock Purchase Plan (which is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended). Under the 1992 Employee Stock Purchase Plan, the purchase price is 85% of the market price of the stock at either the beginning or the end of each plan period, whichever is lower.

President/CEO Compensation

   C. S. Park has served as President and Chief Executive Officer of the Company since February 1995. Dr. Park's salary and other compensation was determined by the Committee based primarily on the compensation received by Mr. J. Larry Smart, Dr. Park's predecessor. Dr. Park's salary, therefore, may not reflect a salary that would be otherwise required to competitively compensate him and may not be indicative of future compensation. In fiscal 1995, Dr. Park received salary as President and Chief Executive Officer of $41,549 based on a total annual base salary of $400,000. Mr. Smart's eligibility for bonus and profit sharing was established in accordance with the criteria described above. No bonus or profit sharing was paid to Dr. Park in fiscal 1995 because the Company was not profitable. Options to purchase 500,000 shares of the Company's Common Stock were granted to Dr. Park upon his election as President and Chief Executive Officer during fiscal 1995.

                          THE COMPENSATION COMMITTEE

                          Gregory M. Gallo
                          Charles Hill
                          I. B. Jeon


STOCK PERFORMANCE GRAPH

   The following line graph compares the cumulative total stockholder return to Maxtor's stockholders during the fiscal five-year period ended March 25, 1995 with the CRSP Total Return Index for the NASDAQ Stock Market (U.S. companies only) and the Hambrecht & Quist Technology - Hardware Sector Index (*):


The Stock Performance Graph which appears in this section is a line graph which presents dollars on the vertical axis in increments of $50 from $0 to $250, and Maxtor's fiscal year end dates on the horizontal axis for the five fiscal year period from March 1990 to March 1995. The vertical and horizontal axes intersect at $0 and March 1990. The returns are measured from a fixed point, the measurement point, which is $100 on the vertical axis and March 1990 on the horizontal axis. From the measurement point, the cumulative total stockholder return to Maxtor's stockholders for each of the five subsequent periods through March 1995 is plotted on the graph according to the table which immediately follows this graph. Similarly from the measurement point, the CRSP Total Return Index for the Hambrecht & Quist Technology - Hardware Sector Index and the CRSP Total Return Index for the NASDAQ Stock Market (U.S. companies only) for those same five periods are also plotted on the graph, and similarly are plotted according to the table which immediately follows this graph.

                       Mar-90   Mar-91   Mar-92   Mar-93   Mar-94   Mar-95
                       ------   ------   ------   ------   ------   ------
Maxtor                  $100      $44     $100      $65      $63      $38

NASDAQ -                $100     $114     $146     $167     $181     $201
   U.S. Index

H&Q Technology          $100     $113     $100      $82      $91     $110
   Hardware Sector
   Index
- - ----------------
(*)   The Stock Performance Graph assumes $100 was invested on March 31, 1990 at the closing sales price of the Company's Common Stock and in each index and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.


Changes to Benefit Plans

   The Company has proposed the approval of the Directors Plan (defined below). If the Directors Plan is approved by the Company's stockholders, Messrs. Chung, Gallo, Hill and Jeon will each receive an initial option grant of 15,000 shares on the date of the 1995 Annual Meeting of Stockholders (the "Effective Date"). In addition, Messrs. Chung, Gallo, Hill, Jeon and Poppa will thereafter receive on each anniversary date of his appointment or election to the Board of Directors following the Effective Date an automatic grant of an option to purchase 10,000 shares. The following table sets forth the options that will be granted under the Directors Plan to the current directors who are not executive officers as a group during the fiscal year ending March 30, 1996 if Directors Plan is approved as proposed. Employee directors are not eligible to participate in the Directors Plan.

   The Company has also proposed an amendment to increase the number of shares available for issuance under the Company's Purchase Plan (defined below). The following table sets forth purchases of shares under the Purchase Plan during the fiscal year ended March 25, 1995 by (1) the Company's President and Chief Executive Officer and the four other most highly compensated executive officers of the Company as of March 25, 1995 whose total salary and bonus for the year ended March 25, 1995 exceeded $100,000; (2) all current executive officers as a group; and (3) all employees, including all officers who are not executive officers, as a group. Non-employee directors are not eligible to participate in the Purchase Plan. Purchases of stock under the Purchase Plan are made at the discretion of participants. Accordingly, future purchases under the Purchase Plan are not determinable.


                                NEW PLAN BENEFITS

                         Maxtor Corporation 1996    Maxtor Corporation 1992
                         Outside Directors Stock    Employee Stock Purchase
                         Option Plan <F1>           Plan <F2>
                         ------------------------   -------------------------
Name and                 Exercise     Number        Purchase     Number
Principal                Price Per    of            Price        of
Principal Position       Share <F3>   Shares        Per Share    Shares
- - -----------------------  -----------  -----------   -----------  ------------
C. S. Park                  -              -              -            0
 President and Chief
 Executive Officer

Richard D. Balanson         -              -              -            0
 Exec. Vice President
 and Chief Technical
 Officer

Katherine C. Young          -              -              -            0
 Sr. Vice President,
 Worldwide Operations

Walter D. Amaral            -              -        $4.0375        2,571
 Sr. Vice President and
 Chief Financial Officer

William M. Hake             -              -        $4.0375          235
 Vice President,
 Worldwide Sales and
 Product Management

All executive officers      -              -        $4.0375        2,806
 as a group (10 persons)

All Outside Directors       -         90,000 <F4>         -            -
 as a group (5 persons)

All Non-Executive           -              -        $4.0375      324,894
 Officer employees as                               $3.8250      352,240
 a group

<F1>   Only non-employee directors of the Company are eligible to participate in the Directors Plan.

<F2>   Only employees of the Company are eligible to participate in the
Purchase Plan.

<F3>   Exercise prices per share are unknown, as they are based upon fair market value at the date of grant.

<F4>   Represents initial options for 60,000 shares which will be granted to four directors on the date of the 1995 Annual Meeting of Stockholders, and automatic grants of 10,000 shares each for three directors during fiscal 1996 on the anniversary of their appointment or election to the Board of Directors; anniversary grants for two other outside directors will occur in fiscal 1997 as a result of the timing of such anniversaries in the fiscal year.



                            APPROVAL OF THE COMPANY'S
                     1996 OUTSIDE DIRECTORS STOCK OPTION PLAN

General

   The Company's 1996 Outside Directors Stock Option Plan (the "Directors Plan") was adopted by the Board of Directors of the Company (the "Board") on June 14, 1995 and will become effective upon approval by the stockholders of the Company (the "Effective Date"). If approved, the Directors Plan will replace the Maxtor Corporation 1986 Outside Directors Stock Option Plan (previously referred to as the "1986 Plan").

   The Directors Plan provides for initial and annual grants of nonstatutory stock options to persons who, at the time of grant, are nonemployee directors of the Company ("Outside Directors"). Nonstatutory stock options are options not treated as incentive stock options within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"). As of June 14, 1995, five members of the Board of Directors qualified as Outside Directors eligible to participate in the Directors Plan.

   The Directors Plan continues until the earlier of (1) its termination by the Board or (2) the date on which all of the shares of Stock available for issuance under the Directors Plan have been issued and any restrictions on such shares under the terms of the Directors Plan and each written agreement between the Company and an Optionee setting forth the terms, conditions and restrictions of the Option (an "Option Agreement") have lapsed.

   The Board of Directors believes that adoption of the Directors Plan with an adequate reserve of shares of Stock for issuance thereunder is an important factor in attracting and retaining highly qualified Outside Directors essential to the success of the Company and aligning their long-term interests with those of the stockholders.

Description of the Plan

   The following summary of the Directors Plan is qualified in its entirety by the specific language of the Directors Plan, a copy of which is available to any stockholder upon request.

   Administration. The Directors Plan is administered by the Board of Directors and/or by a duly appointed committee of the Board. However, the Board or the committee has no discretion to select the Outside Directors of the Company who are granted options under the Directors Plan, to set the exercise price of such options, to determine the number of shares for which or the time at which particular options are granted, or to establish the duration of such options. The Board or committee is authorized to interpret the Directors Plan and options granted under the plan, and all such determinations of the Board or committee will be final and binding on all persons having an interest in the Directors Plan or any option.

   Shares Subject to Plan. Up to 340,000 shares of the authorized but unissued shares or treasury shares of the Company's Common Stock ("Stock") may be issued under the Directors Plan. If an outstanding Option expires, terminates or is canceled or shares of Stock acquired, subject to repurchase, upon the exercise of an Option are repurchased by the Company, the shares of Stock allocable to the unexercised portion of such Option, or such repurchased shares of Stock, will again be available for issuance under the Directors Plan. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments will be made in the number and class of shares subject to the Directors Plan, to the "Initial Option" and "Anniversary Option" (discussed below), and to any outstanding Options, and in the exercise price of any outstanding Options.

   Automatic Grant of Option. Subject to execution by an Outside Director of the appropriate Option Agreement, Options are granted automatically and without further action of the Board, as follows: Each person first elected or appointed as an Outside Director on or after the Effective Date is granted an Initial Option on the date of such initial election or appointment to purchase 30,000 shares of Stock. Each Outside Director on the Effective Date who was not granted an option upon his or her initial election or appointment to the Board other than an initial option for 15,000 shares of Stock granted under the 1986 Plan is granted on the Effective Date an Initial Option to purchase 15,000 shares of Stock. Each Outside Director is granted an Anniversary Option on each anniversary of the date of his or her initial election or appointment to the Board or on December 30, 1986, whichever is later, to purchase 10,000 shares of Stock. Provided that an optionee has remained in continuous service as a director of the Company, an Option granted to the optionee will become exercisable as to 3/48 of the shares subject to the Option three months after the date of grant and as to 1/48 of such shares monthly thereafter. The exercise price per share of Stock subject to an Option is the fair market value of such share of Stock on the Option grant date. "Fair market value" means the average of the high and low prices of the Stock as reported on the National Association of Securities Dealers Automated Quotation System. The closing sale price on June 2, 1995 of the Company's Common Stock, as reported on the NASDAQ National Market, was $5.625.

   An Outside Director may elect not to receive an Option by delivering written notice of such election to the Board no later than the day before such Option would otherwise be granted. The Outside Director will receive no payment or other consideration in lieu of such declined Option. An Outside Director who has declined an Option may revoke such election prospectively by delivering written notice of revocation to the Board no later than the day before such Option would be granted.

   Terms and Conditions. Options granted under the Directors Plan may be exercised by payment of the exercise price by any combination of (1) cash, check, or cash equivalent, (2) tender to the Company of whole shares of Stock owned by the Optionee having a fair market value not less than the aggregate exercise price, or (3) the assignment in a form acceptable to the Company of the proceeds of a sale of some or all of the shares of Stock being acquired upon the exercise of an Option pursuant to a program or procedure approved by the Company.

   Subject to early termination following an optionee's termination of service as a director of the Company or upon a Transfer of Control (as defined below), Options expire 10 years after the date of grant ("Option Expiration Date"). During the lifetime of the optionee, an Option is exercisable only by the optionee or the optionee's guardian or legal representative. No Option is assignable or transferable by the optionee, except by will or by the laws of descent and distribution. After the optionee's death, the Option generally is exercisable by the optionee's legal representative or by any person empowered to do so under the deceased optionee's will or under the then applicable laws of descent and distribution.

   If the optionee's service as a Director of the Company is terminated for any reason other than the optionee's death or disability, the optionee may exercise his or her Options (to the extent exercisable) within 90 days (or such longer period of time as determined by the Board), but in any event, not later than the Option Expiration Date. If the optionee's service is terminated due to death or disability, the optionee or the optionee's guardian or legal representative may exercise his or her Options (to the extent exercisable) within twelve months (or such longer period of time as determined by the Board), but in any event, not later than the Option Expiration Date. However, if a sale, within this time period of shares acquired upon the exercise of the Option would subject the optionee to suit under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Option will remain exercisable until the earliest to occur of (1) the 90th day after the date on which a sale of such shares by the Optionee would no longer be subject to such suit or (2) the Option Expiration Date.

   Transfer of Control. A "Transfer of Control" will be deemed to occur upon any of the following events in which the stockholders of the Company before such event do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company, its successor or the corporation to which the assets of the Company were transferred: (1) the direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the stock of the Company, (2) a merger in which the Company is a party, or (3) the sale, exchange or transfer of all or substantially all of the Company's assets. In the event of a Transfer of Control, any unexercisable or unvested portion of outstanding Options will be immediately exercisable and vested 10 days before the Transfer of Control.
In addition, the Board may arrange with the acquiring corporation to either assume the outstanding Options or substitute substantially equivalent options for the acquiring corporation's stock for such outstanding Options. Any Options which are not assumed, substituted for or exercised as of the date of the Transfer of Control will terminate as of such date.

   Termination or Amendment. The Board may terminate or amend the Directors Plan at any time. However, without the approval of the Company's stockholders there generally may be (1) no increase in the total number of shares of Stock that may be issued under the Directors Plan and (2) no expansion in the class of persons eligible to receive Options. Furthermore, to the extent required by Rule 16b-3 promulgated under the Exchange Act, Plan provisions addressing eligibility to participate in the Directors Plan and the amount, price and timing of Options generally may not be amended more than once every six months. In any event, no termination or amendment of the Directors Plan, in general, may adversely affect any then outstanding Option, or any unexercised portion thereof, without the consent of the Optionee.

Summary of United States Federal Income Tax Consequences

   The following summary is intended only as a general guide as to the United States federal income tax consequences under current law with respect to participation in the Directors Plan and does not attempt to describe all possible federal or other tax consequences of such participation. The tax consequences of options are complex and subject to change, and a taxpayer's particular situation may be such that some variation of the described rules is applicable. Optionees should consult their own tax advisors prior to the exercise of any option and prior to the disposition of any Shares.

   Nonstatutory stock options granted under the Directors Plan have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of the Option, the optionee normally recognizes ordinary income equal to the excess (if any) of the fair market value of the Stock on the determination date (defined below) over the purchase price of the Stock. Upon the sale of acquired Stock any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the Optionee's holding period is more than 12 months from the determination date.

   No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the acquired Stock. The Company should be entitled to a deduction equal to the amount of ordinary income recognized by the Optionee as a result of the exercise of a nonstatutory stock option or the vesting of the Stock.

   Generally, the "determination date" is the later of (1) the date on which the Option is exercised, (2) the date on which the Stock vests, or (3) the date which is six months after the Option grant date. If the determination date is after the exercise date, the Optionee may elect, pursuant to Section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service not later than 30 days after the date the Option is exercised.

Vote Required and Board of Directors' Recommendation

   The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a negative vote on this proposal. Broker non-votes will have no effect on the outcome of this vote.

   The Board of Directors believes that the proposed 1996 Outside Director Stock Option Plan, and the reservation of 340,000 shares of the Common Stock of the Company for issuance thereunder, is in the best interests of the Company and the stockholders for the reasons stated above. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE 1996 OUTSIDE DIRECTORS STOCK OPTION PLAN AND TO RESERVE 340,000 SHARES OF THE COMMON STOCK OF THE COMPANY FOR ISSUANCE PURSUANT TO THE DIRECTORS PLAN.


      APPROVAL OF AMENDMENT TO THE 1992 EMPLOYEE STOCK PURCHASE PLAN

General

   The Company's 1992 Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors of the Company in December 1991 and approved by the stockholders in August 1992. In August 1993 the Company's stockholders approved an amendment to the Purchase Plan to increase from 1,700,000 to 2,900,000 the number of shares of Common Stock reserved for issuance under the Purchase Plan. The Purchase Plan is intended to qualify as an "employee stock purchase plan" under section 423 of the Code. On June 14, 1995, the Board of Directors adopted an amendment to the Purchase Plan, subject to stockholder approval, to increase the number of shares of Common Stock reserved for issuance under the Purchase Plan by 1,500,000 shares to a total of 4,400,000 shares. The Board of Directors believes that the availability of an opportunity to purchase shares under the Purchase Plan through payroll deduction at a discount is important to attracting and retaining qualified employees essential to the success of the Company and its subsidiaries, and that stock ownership is important to providing such persons with incentive to perform in the best interests of the Company.

   As of June 2, 1995, 676,645 shares remain available for issuance under the Purchase Plan. It is anticipated that at the end of the current Offering Period ending July 28, 1995, almost all of the shares currently reserved under the Purchase Plan will have been purchased. The closing sale price on June 2, 1995 of the Company's Common Stock, as reported on the NASDAQ National Market, was $5.625.

Description of the Purchase Plan

   The following summary of the Purchase Plan is qualified in its entirety by the specific language of the plan, a copy of which may be obtained from the Company by any stockholder.

   The Purchase Plan is implemented by sequential offering periods which are approximately six months long (the "Offering Period"). An Offering Period generally begins on the day following the last Sunday of January and ends on the last Sunday of July of the same year. An Offering Period also begins on the day following the last Sunday of July and ends on the last Sunday of January of the following year. At the beginning of each Offering Period, eligible employees may elect to participate in the Purchase Plan by authorizing payroll deductions of up to 10% of their compensation. An employee may withdraw from participation at any time during the Offering Period. The purchase price at which shares of Common Stock may be acquired in any offering under the Purchase Plan is set by the Board of Directors. Unless otherwise provided by the Board of Directors prior to the commencement of an Offering Period, the purchase price for an Offering Period is, and cannot in any event, be less than 85% of the lower of the fair market value of the shares of Common Stock at the beginning or end of the Offering Period. Currently, a maximum of 2,900,000 shares of Common Stock may be issued under the Purchase Plan, subject to appropriate adjustment in the event of a stock split, stock dividend, reverse stock split, combination, reclassification or similar change in the capital structure of the Company, or in the event of a merger, sale of assets or other reorganization of the Company. In the event that any right to purchase stock outstanding under the Purchase Plan (a "Plan Option") for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of such Plan Option may again be subjected to a Plan Option. The Purchase Plan is administered by the Board of Directors or a duly appointed committee of the Board of Directors.

   Any employee of the Company and any present or future parent and/or subsidiary corporations of the Company, as the Board of Directors shall from time to time designate, is eligible to participate in the Purchase Plan and any offering under the Purchase Plan except the following:

   (a) employees who are not employed by the Company prior to the commencement of an Offering Period;

   (b) employees who are customarily employed by the Company for less than 20 hours a week;

   (c) employees who are customarily employed by the Company for not more than five months in any calendar year; and

   (d) employees who own or hold options to purchase, or who, as a result of participation in the Purchase Plan, would own or hold options to purchase, stock of the Company possessing 5% or more of the total combined voting power or value of all classes of stock of the Company within the meaning of Section 423(b)(3) of the Code.

   An eligible employee becomes a participant effective on the first day of an Offering Period (the "Offering Date") after satisfying the eligibility requirements by delivering to the Company's payroll office prior to such Offering Date a subscription agreement authorizing payroll deductions. A participant participates automatically in each successive Offering Period until such time as such participant withdraws from the Purchase Plan or terminates employment with the Company.

   Subject to certain limitations, on the last day of the Offering Period, each participant as of that date automatically purchases the number of whole shares of Common Stock that can be acquired based on the funds credited to the participant's account, at the purchase price established by the Board for the Offering Period. A participant may not purchase in any single Offering Period more than the number of whole shares of Common Stock determined by dividing 40% of the participant's compensation (as defined in the Purchase
Plan) during the three months immediately preceding the Offering Date by 85% of the fair market value of a share of Common Stock on the Offering Date. Furthermore, no participant may purchase shares of Common Stock having a fair market value exceeding $25,000 in any calendar year (measured by the fair market value of a share of Common Stock on the Offering Date of the Offering Period in which the shares are purchased). Any cash balance which is less than the purchase price of one share remaining in participant's account for such completed offering is carried over to the next Offering Period. No shares will be purchased in any Offering Period on behalf of any participant whose participation in the Purchase Plan terminates during such Offering Period.

   Termination of a participant's employment for any reason, including retirement or death or the failure of a participant to remain an eligible employee, will immediately terminate such participant's participation in the Purchase Plan. In such event, the payroll deductions credited to the participant's account from the beginning of the applicable Offering Period through the date of such termination will be returned to the participant (or the participant's legal representative) and all rights of the participant under the Purchase Plan terminate.

   The Purchase Plan will continue until terminated by the Board of Directors, until all of the shares of Common Stock reserved for issuance under the Purchase Plan have been issued, or until December 12, 2001, whichever occurs first. The Board of Directors may at any time amend or terminate the Purchase Plan, except that (i) such amendment or termination may not adversely affect any rights previously granted under the Purchase Plan, and (ii) such amendment may not increase the number of shares authorized for issuance under the Purchase Plan or change the designation of corporations whose employees may participate in the Purchase Plan without the approval of the Company's stockholders.

Summary of United States Federal Income Tax Consequences

   The following summary is intended only as a general guide to the United States federal income tax consequences under current law with respect to participation in the Purchase Plan and does not attempt to describe all possible federal or other tax consequences of such participation. Furthermore, tax consequences are subject to change and a taxpayer's particular situation may be such that some variation of the described rules is applicable.

   There are no tax consequences to an eligible employee of becoming a participant in the Purchase Plan or purchasing shares of Common Stock under the Plan. If a participant disposes of shares acquired under the Purchase Plan within the later of two years from the date the underlying option was granted (which is the Offering Date) or within one year from the date the underlying option was exercised (which is the last day of the Offering Period), this transaction is referred to as a "disqualifying disposition" and the participant will realize ordinary income in the year of such disposition equal to the amount by which the fair market value of the shares on the date the option was exercised exceeded the purchase price. In such instances, the amount of such ordinary income will be added to the participant's basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be a capital gain or loss. A capital gain or loss will be long-term if the participant holds the shares of Common Stock for more than 12 months.

   If the participant disposes of shares acquired under the Purchase Plan at least two years after the date the underlying option was granted and at least one year after the date the underlying option was exercised, the participant will realize ordinary income in the year of such disposition equal to the lesser of (i) the excess of the fair market value of the shares on the date of disposition over the purchase price or (ii) 15% of the fair market value of the shares on the date the option was granted. The amount of such ordinary income will be added to the participant's basis in the shares, and any additional gain recognized on the disposition of the shares after such basis adjustment will be a long-term capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a long-term capital loss.

   If the participant still owns the shares acquired under the Plan at the time of death, the lesser of (i) the excess of the fair market value of the shares on the date of death over the purchase price or (ii) 15% of the fair market value of the shares on the date the option was granted will constitute ordinary income in the year of death.

   The Company should be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income recognized by the participant as a result of the disposition, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. In all other cases, no deduction is allowed the Company.

Vote Required and Board of Directors' Recommendation

   The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, is required for approval of this proposal. Abstentions and broker nonvotes will each be counted present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a negative vote. Broker nonvotes, on the other hand, will have no effect on the outcome of the vote.

   The Board of Directors believes that the availability of an opportunity to purchase shares under the Purchase Plan at a discount from market price is important to attracting and retaining qualified officers and employees essential to the success of the Company, and that stock ownership is important to providing such persons with incentive to perform in the best interest of the Company. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE AMENDMENT TO THE 1992 PURCHASE PLAN.


                     APPOINTMENT OF INDEPENDENT AUDITORS

   The Board of Directors of Maxtor has selected Ernst & Young LLP as the independent auditors of Maxtor for fiscal 1995. Ernst & Young LLP has acted in such capacity since its appointment in January 1983. A representative of Ernst & Young LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions. In the event ratification by the stockholders of the appointment of Ernst & Young LLP as the independent auditors for Maxtor is not obtained from a majority of the stockholders in attendance or represented by Proxy at the Annual Meeting, the Board of Directors will reconsider such appointment. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                         STOCKHOLDER PROPOSALS TO BE PRESENTED
                              AT NEXT ANNUAL MEETING

   Proposals of stockholders intended to be presented at the next Annual Meeting of Stockholders of the Company (i) must be received by Maxtor at its offices at 211 River Oaks Parkway, San Jose, California 95134 not later than March 9, 1996; and (ii) must satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in Maxtor's Proxy Statement for that meeting and the other requirements contained in the Company's By-Laws.

                            TRANSACTION OF OTHER BUSINESS

   At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth herein. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the Proxy on such matters in accordance with their best judgment.

                                   By Order of the Board of Directors

                                   /s/ G. H. Stevens
                                   ----------------------------------
                                   Glenn H. Stevens
                                   Vice President, General Counsel
                                   and Secretary

July 7, 1995





                            MAXTOR CORPORATION

                   1996 OUTSIDE DIRECTORS STOCK OPTION PLAN


   1.   Establishment, Purpose and Term of Plan.

      1.1 Establishment. The Maxtor Corporation 1996 Outside Directors Stock Option Plan (the "Plan") is hereby established effective on the date the Plan is approved by the stockholders of the Company (the "Effective Date"). The Plan replaces the Maxtor Corporation 1986 Outside Directors Stock Option Plan (the "1986 Plan").

      1.2 Purpose. The purpose of the Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract and retain highly qualified persons to serve as Outside Directors of the Company and by creating additional incentive for Outside Directors to promote the growth and profitability of the Company.

      1.3 Term of Plan. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and any restrictions on such shares under the terms of the Plan and the agreements evidencing Options granted under the Plan have lapsed.

   2.   Definitions and Construction.

      2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

         (a) "Board" means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, "Board" also means such Committee(s).

         (b) "Code" means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

         (c) "Committee" means a committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

         (d) "Company" means Maxtor Corporation, a Delaware corporation, or any successor corporation thereto.

         (e)   "Director" means a member of the Board.

         (f) "Employee" means any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of a Company; provided, however, that neither service as a Director nor payment of a director's fee shall be sufficient to constitute employment for this purpose.

         (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (h) "Fair Market Value" means, the average of the high and low prices of the Stock as reported on the National Association of Securities Dealers Automated Quotation ("NASDAQ") System, the NASDAQ National Market System or such other national or regional securities exchange or market system constituting the primary market for the Stock. If the relevant date does not fall on a day on which the Stock is trading on NASDAQ, the NASDAQ National Market System or other national or regional securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date.

         (i) "Option" means a right to purchase Stock (subject to adjustment as provided in Section 4.2) pursuant to the terms and conditions of the Plan.

         (j)   "Optionee" means a person who has been granted one or more
Options.

         (k) "Option Agreement" means a written agreement between the Company and an Optionee setting forth the terms, conditions and restrictions of the Option granted to the Optionee.

         (l) "Outside Director" means a Director of the Company who is not an Employee.

         (m) "Rule 16b-3" means Rule 16b-3 as promulgated under the Exchange Act, as amended from time to time, or any successor rule or regulation.

         (n) "Service" means the Optionee's service with the Company in the capacity of a Director.

         (o) "Stock" means the common stock, par value $0.01, of the Company, as adjusted from time to time in accordance with Section 4.2.

      2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural, and the plural shall include the singular. Use of the term "or" is intended to include the conjunctive as well as the disjunctive.

   3.   Administration.

      3.1 Administration by the Board. The Plan shall be administered by the Board, including any duly appointed Committee of the Board. All questions of interpretation of the Plan or of any Option shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Option. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, determination or election.

      3.2 Limitations on Authority of the Board. Notwithstanding any other provision herein to the contrary, the Board shall have no authority, discretion, or power to select the Outside Directors who will receive Options, to set the exercise price of the Options, to determine the number of shares of Stock to be subject to an Option or the time at which an Option shall be granted, to establish the duration of an Option, or to alter any other terms or conditions specified in the Plan, except in the sense of administering the Plan subject to the provisions of the Plan.

   4.   Shares Subject to Plan.

      4.1 Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be three hundred forty thousand (340,000) and shall consist of authorized but unissued shares or treasury shares of Stock or a combination thereof. In the event that any outstanding Option for any reason expires or is terminated or canceled or shares of Stock acquired, subject to repurchase, upon the exercise of an Option are repurchased by the Company, the shares of Stock allocable to the unexercised portion of such Option, or such repurchased shares of Stock, shall again be available for issuance under the Plan.

      4.2 Adjustments for Changes in Capital Structure. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares subject to the Plan, to the "Initial Option" and "Anniversary Option" (as defined in Section 6.1), and to any outstanding Options, and in the exercise price of any outstanding Options. If a majority of the shares which are of the same class as the shares that are subject to outstanding Options are exchanged for, converted into, or otherwise become (whether or not pursuant to a Transfer of Control as defined in Section 8.1) shares of another corporation (the "New Shares"), the Board may unilaterally amend the outstanding Options to provide that such Options are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price of, the outstanding Options shall be adjusted in a fair and equitable manner as determined by the Board, in its sole discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the exercise price of any Option be decreased to an amount less than the par value, if any, of the stock subject to the Option.

   5.   Eligibility and Type of Options.

      5.1 Persons Eligible for Options. An Option shall be granted only to a person who, at the time of grant, is an Outside Director (an "Eligible Outside Director").

      5.2 Options Authorized. Options shall be nonstatutory stock options; that is, options which are not treated as incentive stock options within the meaning of Section 422(b) of the Code.

   6. Terms and Conditions of Options. Options shall be evidenced by Option Agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish. Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

      6.1 Automatic Grant of Options. Subject to execution by an Eligible Outside Director of the appropriate Option Agreement, Options shall be granted automatically and without further action of the Board, as follows:

         (a)   Initial Option.

          (i) Each person who is first elected or appointed as an Outside Director on or after the Effective Date shall be granted an Option on the date of such initial election or appointment to purchase thirty thousand (30,000) shares of Stock, subject to the exercisability provisions of this
Section 6.

          (ii) Each person who is an Eligible Outside Director on the Effective Date and who was not granted an option upon his or her initial election or appointment to the Board other than an initial option for fifteen thousand (15,000) shares of Stock granted under the 1986 Plan shall be granted on the Effective Date an Option to purchase fifteen thousand (15,000) shares of Stock, subject to the exercisability provisions of this
Section 6.

         (b) Anniversary Option. Each Eligible Outside Director shall be granted an Option on each anniversary of the date of his or her initial election or appointment to the Board or as of December 30, 1986, whichever is later, to purchase ten thousand (10,000) shares of Stock, subject to the exercisability provisions of this Section 6.

         (c) Right to Decline Option. Notwithstanding the foregoing, any person may elect not to receive an Option by delivering written notice of such election to the Board no later than the day prior to the date such Option would otherwise be granted. A person so declining an Option shall receive no payment or other consideration in lieu of such declined Option. A person who has declined an Option may revoke such election prospectively by delivering written notice of such revocation to the Board no later than the day prior to the date such Option would be granted pursuant to Section 6.1(a) or (b), as the case may be.

      6.2 Exercise Price. The exercise price per share of Stock subject to an Option shall be the Fair Market Value of a share of Stock on the date the Option is granted.

      6.3 Exercise Period. Each Option shall terminate and cease to be exercisable on the date ten (10) years after the date of grant of the Option unless earlier terminated pursuant to the terms of the Plan or the Option Agreement.

      6.4   Right to Exercise Options.

         (a) Vesting Schedule. Except as otherwise provided in the Plan or in the Option Agreement and provided that the Optionee's Service is continuous from the date of grant of the Option ("Option Grant Date") to the respective date set forth below, an Option granted pursuant to the Plan shall be exercisable prior to the termination thereof cumulatively as to the number of shares as follows:

          (i)   0/48th of the shares prior to the Initial Vesting Date.

          (ii)  3/48th of the shares on and after the Initial Vesting Date.

          (iii) 1/48th of the shares for each full month for forty-five (45) months after the Initial Vesting Date.

         (b) Initial Vesting Date. The "Initial Vesting Date" is the date which is three (3) months after the Option Grant Date.

      6.5   Payment of Exercise Price.

         (a) Forms of Payment Authorized. Except as otherwise provided below, payment of the aggregate exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check, or cash equivalent, (ii) by tender to the Company of whole shares of Stock owned by the Optionee having a Fair Market Value not less than the aggregate exercise price, (iii) by the assignment in a form acceptable to the Company of the proceeds of a sale of some or all of the shares being acquired upon the exercise of an Option pursuant to a program or procedure approved by the Company (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a "Same-Day Sale"), or (iv) by any combination thereof.

         (b) Tender of Stock. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company of shares of Stock to the extent such tender of Stock would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock. Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company of shares of Stock unless such shares either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company.

         (c) Same-Day Sale. The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Same-Day Sale.

      6.6 Tax Withholding. In its sole discretion, the Company shall have the right to require the Optionee to make adequate provision for any federal, state, local and foreign tax withholding obligations of the Company arising in connection with the Option. The Company shall have no obligation to deliver shares of Stock until the Company's tax withholding obligations have been satisfied.

   7.   Standard Form of Option Agreement.

      7.1   Initial Option for a Newly Elected or Appointed Director.
Unless otherwise provided for by the Board at the time an Initial Option for a newly elected or appointed Outside Director is granted, each such Option shall comply with and be subject to the terms and conditions set forth in the applicable form of Nonstatutory Stock Option Agreement for Outside Directors adopted by the Board concurrently with its adoption of the Plan and as amended from time to time.

      7.2 Initial Option for an Existing Director. Unless otherwise provided for by the Board at the time an Initial Option for an existing Outside Director is granted, each such Option shall comply with and be subject to the terms and conditions set forth in the applicable form of Nonstatutory Stock Option Agreement for Outside Directors adopted by the Board concurrently with its adoption of the Plan and as amended from time to time.

      7.3 Anniversary Option. Unless otherwise provided for by the Board at the time an Anniversary Option is granted, each Anniversary Option shall comply with and be subject to the terms and conditions set forth in the applicable form of Nonstatutory Stock Option Agreement for Outside Directors adopted by the Board concurrently with its adoption of the Plan and as amended from time to time.

      7.4 Authority to Vary Terms. Subject to the limitations set forth in Section 3.2, the Board shall have the authority from time to time to vary the terms of any of the standard forms of Option Agreement described in this
Section 7 either in connection with the grant or amendment of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Option Agreement shall be in accordance with the terms of the Plan. Such authority shall include, but not by way of limitation, the authority to grant Options which are immediately exercisable subject to the Company's right to repurchase any unvested shares of Stock acquired by the Optionee upon the exercise of an Option in the event such Optionee's Service as a Director is terminated for any reason. In no event, however, shall the Board be permitted to vary the terms of any standard form of Option Agreement if such change would cause the Plan to cease to qualify as a formula plan pursuant to Rule 16b-3 at any such time as any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act.

   8.   Transfer of Control.

      8.1 Definition. A "Transfer of Control" shall be deemed to have occurred in the event that any of the following occurs with respect to the
Company:

         (a) the direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the stock of the Company where the stockholders of the Company before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company;

         (b) a merger in which the stockholders of the Company before such merger do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company; or

         (c) the sale, exchange, or transfer of all or substantially all of the Company's assets (other than a sale, exchange, or transfer to one or more corporations where the stockholders of the Company before such sale, exchange or transfer retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the corporation(s) to which the assets were transferred).

      8.2 Effect of Transfer of Control on Options. In the event of a Transfer of Control, any unexercisable or unvested portion of the outstanding Options shall be immediately exercisable and vested in full as of the date ten (10) days prior to the date of the Transfer of Control, and the Company shall provide each Optionee holding an outstanding Option with at least ten (10) days advance written notice of the pending Transfer of Control prior to the consummation thereof. In addition, the Board, in its sole discretion, may arrange with the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "Acquiring Corporation"), for the Acquiring Corporation to either assume the Company's rights and obligations under outstanding Options or substitute substantially equivalent options for the Acquiring Corporation's stock for outstanding Options. The exercise or vesting of any Option that was permissible solely by reason of this Section 8.2 shall be conditioned upon the consummation of the Transfer of Control. Any Options which are neither assumed or substituted for by the Acquiring Corporation in connection with the Transfer of Control nor exercised as of the date of the Transfer of Control shall terminate and cease to be outstanding effective as of the date of the Transfer of Control. If the corporation the stock of which is subject to the outstanding Options immediately prior to a Transfer of Control described in Section 8.1(a) is the surviving or continuing corporation, the outstanding Options shall be deemed to have been assumed by the Acquiring Corporation for purposes of this Section 8.2.

   9. Nontransferability of Options. During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee or the Optionee's guardian or legal representative. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution.

   10. Termination or Amendment of Plan. The Board may terminate or amend the Plan at any time. However, subject to changes in the law or other legal requirements that would permit otherwise, without the approval of the Company's stockholders there shall be (a) no increase in the total number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2) and (b) no expansion in the class of persons eligible to receive Options. Furthermore, to the extent required by Rule 16b-3, provisions of the Plan addressing eligibility to participate in the Plan and the amount, price and timing of Options shall not be amended more than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Option, or any unexercised portion thereof, without the consent of the Optionee, unless such termination or amendment is necessary to comply with any applicable law or government regulation.

   IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing Maxtor Corporation 1996 Outside Directors Stock Option Plan was duly adopted by the Board on June 14, 1995.



                                    /s/ Glenn H. Stevens
                                    ------------------------
                                     Secretary